Exhibit 10.15


Consent of Independent Public Accountants

We hereby consent to the use in this Annual Report on Form 20-F of Companhia Vale do Rio Doce of our report dated February 2, 2001, relating to the Financial Statements of Terminal de Vila Velha S.A. for the years ended December 31, 2000 and 1999, which is included in such Annual Report.


/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Victoria, Brazil, June 27, 2002